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                                                                    EXHIBIT 23.3







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement No. 333-31117 on Form S-3/A No. 3 relating to the registration of 3,363,430 shares of Common Stock of Roberts Realty Investors, Inc. (the "Company") of our report dated February 28, 1997 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 as amended by Amendment No. 1 thereto filed April 30, 1997 and Amendment No. 2 thereto filed September 3, 1997.


We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP

Atlanta, Georgia

November 25, 1997